EXHIBIT 99

(1) FS Private Investments III LLC ("FS Private"), Brian P. Friedman and James
L. Luikart may be deemed to own beneficially and indirectly the shares of common stock, par value $0.001 (the "Common Stock"), of RAM Energy Resources, Inc. (the "Issuer") and/or the warrants to purchase shares of Common Stock ("Warrants"), held for the accounts of (i) ING Barings Global Leveraged Equity Plan Ltd. ("ING Barings"), which beneficially owns 125,910 shares of Common Stock and 41,560 Warrants; (ii) ING Barings U.S. Leveraged Equity Plan LLC ("ING US"), which beneficially owns 292,221 shares of Common Stock and 96,456 Warrants; and (iii) ING Furman Selz Investors III L.P. ("ING Furman" and, together with ING Barings, ING US, Mr. Friedman and Mr. Luikart, collectively, the "Reporting Persons"), which beneficially owns 960,904 shares of Common Stock and 317,174 Warrants. FS Private is the manager of ING Barings, ING US and ING Furman, and has the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock and Warrants reported herein which are held for the accounts of ING Barings, ING US and ING Furman, and, in such capacity, may be deemed to beneficially own the shares of Common Stock and Warrants reported herein which are held for the accounts of ING Barings, ING US and ING Furman. FS Private disclaims beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of its pecuniary interest therein. Mr. Luikart and Mr. Friedman are managing members of FS Private, and, in such capacity, may be deemed to beneficially own the shares of Common Stock and Warrants reported herein which are held for the accounts of ING Barings, ING US and ING Furman. Mr. Luikart and Mr. Friedman disclaim beneficial ownership of the shares of Common Stock and Warrants reported herein except to the extent of their pecuniary interest therein.

2. ING Barings, ING US and ING Furman received shares of Common Stock and Warrants pursuant to the Agreement and Plan of Merger, by and among the Issuer, Ascent Acquisition Corp. and Ascent Energy Inc. ("Ascent"), dated as of October 16, 2007 (the "Merger Agreement"), and the Note Holder Payoff and Recapitalization Agreement, dated as of October 16, 2007, by and among Ascent, South Louisiana Property Holdings, Inc. and the other parties listed on the signature pages thereto (the "Recapitalization Agreement"). ING Barings, ING US and ING Furman received the shares of Common Stock and Warrants reported herein upon the consummation of the transactions contemplated by the Merger Agreement and the Recapitalization Agreement on November 29, 2007.

3. Each of (i) Jefferies High Yield Trading, LLC ("Trading"), which beneficially owns 12,348,636 shares of Common Stock and 4,076,035 Warrants; (ii) Jefferies & Company, Inc. ("Jefferies"), which beneficially owns 1,449,399 shares of Common Stock and 478,417 Warrants and may be deemed to beneficially own the shares of Common Stock and Warrants held for the account of Trading; (iii) Jefferies Group, Inc. ("Group"), which may be deemed to beneficially own the shares of Common Stock and Warrants held for the accounts of Trading and Jefferies; and
(iv) Jefferies High Yield Holdings, LLC ("Holdings" and, together with Trading, Jefferies and Group, "Jefferies Company"), which may be deemed to beneficially own the shares of Common Stock and Warrants held for the account of Trading, may be considered an affiliate of the Reporting Persons and the Reporting Persons may be deemed to beneficially own the shares of Common Stock and Warrants held by Jefferies Company. In addition, the Reporting Persons and Jefferies Company may coordinate their decisions or actions relating to the holding, voting and/or disposition of the shares of Common Stock and Warrants beneficially owned by each such person. Each of the Reporting Persons expressly disclaims (a) beneficial ownership of the shares of Common Stock and Warrants beneficially owned by Jefferies Company and (b) that the Reporting Persons and Jefferies Company constitute a "group" or "person" for purposes of Section 13 of the Securities Exchange Act of 1934, as amended.



FS PRIVATE INVESTMENTS III LLC



By:    /s/ Brian P. Friedman
       -----------------------------
Name:  Brian P. Friedman
Title: Manager



ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By:  FS Private Investments III LLC,
         as Manager



By:    /s/ Brian P. Friedman
       -----------------------------
Name:  Brian P. Friedman
Title: Manager


ING BARINGS U.S. LEVERAGED EQUITY PLAN LLC

By:  FS Private Investments III LLC,
        as Manager



By:    /s/ Brian P. Friedman
       -----------------------------
Name:  Brian P. Friedman
Title: Manager

ING FURMAN SELZ INVESTORS III L.P.

By:  FS Private Investments III LLC,
        as Manager



By:    /s/ Brian P. Friedman
       -----------------------------
Name:  Brian P. Friedman
Title: Manager


/s/ Brian P. Friedman
--------------------------------
Brian P. Friedman


/s/ James L. Luikart
-------------------------------
James L. Luikart